UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2012

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 256-8828

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2012, Harleysville Savings Financial Corporation (the “Company”) notified The Nasdaq Stock Market LLC of its intention to voluntarily file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with the Securities and Exchange Commission on December 17, 2012.  The filing of the Form 25 effects the delisting of the outstanding shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) from the Nasdaq Global Market and the deregistration of the Common Stock under Section 12(b) of the Exchange Act.  Upon effectiveness of the Form 25, the Company intends to  file a Form 15 with the SEC to suspend its duty to file reports under Section 13 and 15(d) of the Exchange Act and to deregister the Common Stock under Section 12 of the Exchange Act.

A copy of the press release, dated December 7, 2012 announcing the Company’s intention to delist and deregister the shares of Common Stock, is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable

(d)           The following exhibits are included with this Report:

Exhibit No.                       Description

99.1                                  Press Release, dated December 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

By: /s/ Brendan J. McGill______________________________
      Name: Brendan J. McGill
               Title: Executive Vice President and Chief Financial Officer

Date:  December 7, 2012

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